AGREEMENT AND PLAN OF MERGER,

DATED AS OF OCTOBER 26, 2007

AMONG

AVIATION UPGRADE TECHNOLOGIES, INC., a Nevada corporation,

ONCOVISTA ACQUISITION CORP., a Delaware corporation

and

ONCOVISTA, INC., a Delaware corporation

AGREEMENT AND PLAN OF MERGER, dated as of October 26, 2007 (the “Agreement”), among AVIATION UPGRADE TECHNOLOGIES, INC., a Nevada corporation with executive offices located at 14785 Omicron Drive, Suite 104, San Antonio, Texas 78245 (“AVUG”), ONCOVISTA ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of AVUG with executive offices located at 14785 Omicron Drive, Suite 104, San Antonio, Texas 78245 (“Acquisition”), and ONCOVISTA, INC., a Delaware corporation with executive offices located at 14785 Omicron Drive, Suite 104, San Antonio, Texas 78245 (“OncoVista”). OncoVista, in its capacity as the surviving corporation, is hereinafter sometimes referred to as the “Surviving Corporation,” and Acquisition and OncoVista are hereinafter sometimes referred to as the “Constituent Corporations”.

INTRODUCTION

Pursuant hereto, and subject to the terms hereof, the parties hereto intend that OncoVista shall merge (the “Merger”) with Acquisition pursuant to Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”).

I.  NAME OF SURVIVING CORPORATION; CERTIFICATE OF
INCORPORATION AND BY-LAWS; BOARD OF DIRECTORS; OFFICERS

Section 1.01 Name of Surviving Corporation.  The corporation which shall survive the Merger contemplated hereby is OncoVista.

Section 1.02 Certificate of Incorporation and By-laws. The certificate of incorporation and the by-laws of OncoVista as in effect at the Effective Time shall, from and after the Effective Time, be the certificate of incorporation and the by-laws of the Surviving Corporation until they are amended.

Section 1.03 Board of Directors and Officers.

(a) The directors and officers of OncoVista at the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation, each to serve, in each case (subject to the Surviving Corporation’s by-laws), until their respective successors shall have been elected and qualified.

(b) The sole director of AVUG immediately prior to the Effective Time shall appoint the directors of OncoVista at the Effective Time as the directors of AVUG commencing at the close of business on the last day of the Gap Period, each to serve, in each case (subject to the by-laws of AVUG), until their respective successors shall have been elected and qualified. The sole director of AVUG immediately prior to the Effective Time shall appoint the officers of OncoVista at the Effective Time as the officers of AVUG commencing at the Effective Time, each to serve, in each case (subject to the by-laws of AVUG), until their respective successors shall have been elected and qualified.  For purposes of this Agreement, the term “Gap Period” shall mean the period commencing at the Effective Time and terminating on the tenth day following the transmission by AVUG to the holders of record of securities of AVUG the information referenced in Section 5.02(m) of this Agreement.

II. STATUS AND CONVERSION OF SECURITIES

Section 2.01 Stock of OncoVista.

(a) Each share of common stock of OncoVista (“OncoVista Common Stock”) outstanding at the Effective Time shall, subject to compliance with Section 2.01(d), be converted into and exchanged for one share of common stock of AVUG (giving effect to the Stock Split as hereinafter defined, “AVUG Common Stock”).

(b) Notwithstanding Section 2.01(a) of this Agreement, merger consideration shall not be issued in respect of any shares of OncoVista Common Stock, the holders of which shall object to the Merger in writing and demand payment of the value of their shares of OncoVista Common Stock pursuant to, and in accordance with, Section 262 of the DGCL and as a result payment therefor is made. Such holders shall have only the rights provided by such Section 262.

(c) Subject to the provisions of Section 2.01(b) of this Agreement, after the Effective Time, each holder of an outstanding certificate or certificates (the “Old Certificates”) theretofore representing shares of OncoVista Common Stock, upon surrender thereof to Interwest Transfer Company, Inc. (the “Exchange Agent”), shall be entitled to receive in exchange therefor a certificate or certificates (the “New Certificates”) for the number of shares of AVUG Common Stock represented by such Old Certificate or Old Certificates, which AVUG agrees to make available to the Exchange Agent as soon as practicable after the Effective Time, representing the number of shares of AVUG Common Stock into and for which the shares of OncoVista Common Stock theretofore represented by such surrendered Old Certificates have been converted. No certificates or scrip for fractional shares of AVUG Common Stock will be issued, no AVUG stock split or dividend shall relate to any fractional share interest, and no such fractional share interest shall entitle the owner thereof to vote or to any rights of a stockholder of AVUG. In lieu of the issuance or recognition of fractional shares of AVUG Common Stock or interests or rights therein, the Exchange Agent shall round such fraction to the next higher whole number of shares of AVUG Common Stock. Until surrendered and exchanged, each Old Certificate shall after the Effective Time be deemed for all corporate purposes, other than the payment of dividends or liquidating or other distributions, if any, to holders of record of AVUG Common Stock, to represent only the right to receive the number of shares of AVUG Common Stock into and for which the shares of OncoVista Common Stock theretofore represented by such Old Certificate shall have been converted. No dividend or liquidating or other distribution, if any, payable to holders of record of shares of OncoVista Common Stock at or after the Effective Time on shares of AVUG Common Stock, or payable subsequent to the Effective Time to holders of record of shares of OncoVista Common Stock at a time prior to the Effective Time shall be paid to the holders of Old Certificates; provided, however, that upon surrender and exchange of such Old Certificates there shall be paid (subject to the last sentence of this Section 2.01(c)) to the record holders of the New Certificates issued in exchange therefor (i) the amount, without interest thereon, of dividends and liquidating or other distributions, if any, which theretofore have become payable to holders of record of shares of OncoVista Common Stock on or after the Effective Time with respect to the number of whole shares of AVUG Common Stock represented by such New Certificates and (ii) the amount, without interest thereon, of dividends and liquidating or other distributions, if any, declared by OncoVista payable to holders of record of shares of OncoVista Common Stock at a time prior to the Effective Time, but payable subsequent to the Effective Time.  If outstanding Old Certificates are not surrendered and exchanged for shares of AVUG Common Stock pursuant hereto prior to two years after the Effective Time (or, in any particular case, prior to the date before the second anniversary of the Effective Time on which the shares of AVUG Common Stock pursuant hereto and the dividends and liquidating or other distributions, if any, would otherwise escheat to, or become the property of, any governmental unit or any agency thereof), then the following shall become the property of AVUG (and, to the extent not in its possession, shall be paid over to it), free and clear of all claims or interest of any other person previously entitled thereto: (i) the number of whole shares of AVUG Common Stock into and for which the shares of OncoVista Common Stock theretofore represented by such Old Certificates shall have been converted, (ii) the amount of dividends and liquidating or other distributions, if any, which theretofore have become payable to holders of record on or after the Effective Time with respect to such number of whole shares of AVUG Common Stock, (iii) the amount of dividends and liquidating or other distributions, if any, declared by OncoVista payable to holders of record of shares of OncoVista Common Stock at a time prior to the Effective Time, but payable subsequent to the Effective Time, and (iv) the amount of dividends and liquidating or other distributions, if any, which subsequently become payable with respect to such number of whole shares of AVUG Common Stock.

(d) If any New Certificate is to be issued in a name other than that in which the Old Certificate surrendered for exchange is issued, the Old Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of the New Certificate in any name other than that of the registered holder of the Old Certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(e) As of the Effective Time, no transfer of the shares of OncoVista Common Stock outstanding prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Old Certificates are presented to AVUG or the Surviving Corporation, they shall be exchanged pursuant to Section 2.01(c).

Section 2.02 OncoVista Stock Options, OncoVista Warrants and OncoVista Notes.

(a) At the Effective Time, AVUG shall assume each option (each a “OncoVista Stock Option”) outstanding at the Effective Time granted by OncoVista prior to the Effective Time by executing and delivering to such holder an assumption and AVUG shall be substituted for OncoVista with respect to each OncoVista Stock Option so assumed, and thereafter, until any event that affects the exercise price, each OncoVista Stock Option assumed by AVUG as aforesaid shall represent an option to purchase, instead of OncoVista Common Stock, the number of whole shares of AVUG Common Stock which equals the number of shares of OncoVista Common Stock subject to such option immediately prior to the Effective Time; and the price per share of AVUG Common Stock at which such option shall be exercisable shall (until any event that affects the exercise price) be an amount (to the next higher whole cent) equal to the option price per share of OncoVista Common Stock immediately prior to the Effective Time. Except as aforesaid, the period during which, and the terms upon which, each OncoVista Stock Option may be exercised shall remain unchanged.

(b) At the Effective Time, AVUG shall assume each warrant (each a “OncoVista Warrant”) outstanding at the Effective Time granted or sold by OncoVista prior to the Effective Time by executing and delivering to such holder an assumption and AVUG shall be substituted for OncoVista with respect to each OncoVista Warrant so assumed, and thereafter, until any event that affects the exercise price, each OncoVista Warrant assumed by AVUG as aforesaid shall represent an option to purchase, instead of OncoVista Common Stock, the number of whole shares of AVUG Common Stock which equals the number of shares of OncoVista Common Stock subject to such option immediately prior to the Effective Time; and the price per share of AVUG Common Stock at which such option shall be exercisable shall (until any event that affects the exercise price) be an amount (to the next higher whole cent) equal to the option price per share of OncoVista Common Stock immediately prior to the Effective Time. Except as aforesaid, the period during which, and the terms upon which, each OncoVista Warrant may be exercised shall remain unchanged.

(c) At the Effective Time, each note convertible into OncoVista Common Stock outstanding at the Effective Time granted or sold by OncoVista prior to the Effective Time (each an “OncoVista Note”) shall be convertible into, instead of OncoVista Common Stock, the number of whole shares of AVUG Common Stock which equals the number of shares of OncoVista Common Stock subject to such convertible note immediately prior to the Effective Time; and the price per share of AVUG Common Stock at which such convertible note shall be convertible shall (until any event that affects the conversion price) be an amount (to the next higher whole cent) equal to the conversion price per share of OncoVista Common Stock immediately prior to the Effective Time. Except as aforesaid, the period during which, and the terms upon which, each OncoVista Note may be exercised shall remain unchanged.

Section 2.03 Affiliates of OncoVista. Each of OncoVista and AVUG agrees that it will use its best efforts to avoid violating the securities laws of the United States or of any state or other jurisdiction while pursuing the Merger and the other transactions contemplated hereby.

Section 2.04 Capital Stock of AVUG.  Except as contemplated by this Agreement, all issued shares of AVUG Common Stock, whether outstanding or held in the treasury of AVUG, shall continue unchanged as shares of capital stock of AVUG. All shares of AVUG Common Stock held beneficially or of record by OncoVista at the Effective Time shall be deemed to be immediately cancelled at the Effective Time and shall become authorized, but unissued shares of AVUG Common Stock.

Section 2.05 Capital Stock of Acquisition. All issued shares of capital stock of Acquisition (“Acquisition Capital Stock”) outstanding at the Effective Time shall be converted into and exchanged for ten shares of common stock of the Surviving Corporation, except that shares of capital stock of Acquisition held in Acquisition’s treasury shall be canceled.

III. STOCKHOLDER APPROVALS; BOARD OF DIRECTORS’
RECOMMENDATIONS; FILING; EFFECTIVE TIME

Section 3.01 Stockholder Approvals; Board of Directors’ Recommendations. Meetings of the stockholders of Acquisition and of OncoVista shall be held in accordance with the law of their respective jurisdiction of incorporation (or actions by written consent in lieu of a meeting of stockholders shall be executed in accordance with the law of their respective jurisdiction of incorporation) as promptly as possible, after at least 10 days’ prior written notice thereof to the stockholders of the respective corporations in the case of a meeting of stockholders, in each case, among other things, to consider and vote upon the adoption and approval of this Agreement, the Merger, and the other transactions contemplated by this Agreement. AVUG, as the sole stockholder of Acquisition, shall, prior to the Effective Time, vote all shares of capital stock of Acquisition in favor of the adoption and approval of this Agreement, the Merger, and the other transactions contemplated hereby. In the event that the stockholders of AVUG are required to approve the Merger, subject to Section 2.03 hereof and its fiduciary duty to stockholders, the Board of Directors of AVUG shall recommend to its stockholders that this Agreement, the Merger, and the other transactions contemplated hereby be adopted and approved.

Section 3.02 Filing; Effective Time. As soon as practicable after the adoption and approval of this Agreement, the Merger, and the other transactions contemplated by the respective stockholders of each of AVUG, Acquisition, and OncoVista (as applicable) (unless one or more of the conditions contained in Articles VII and VIII hereof have not then been fulfilled or waived, then as soon as practicable after the fulfillment or waiver of all such conditions), an appropriate certificate of merger in the form required by the DGCL shall be executed and filed in the office of the Secretary of State of the State of Delaware, at which time the Merger shall become effective (the “Effective Time”).

IV. CERTAIN EFFECTS OF MERGER

Section 4.01 Effects Under the DGCL.  When the Merger becomes effective, the separate existence of Acquisition shall cease, Acquisition shall be merged into OncoVista, and the Surviving Corporation shall possess all the rights, privileges, powers, and franchises as well of a public as of a private nature, and shall be subject to all the restrictions, disabilities, and duties of each of the Constituent Corporations; and all and singular, the rights, privileges, powers, and franchises of each of the Constituent Corporations, and all property, real, personal, and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers, and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the several and respective Constituent Corporations; and the title to any real estate vested by deed or otherwise, under the laws of the State of Delaware or any other jurisdiction, in either of the Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities, and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by it.

Section 4.02 Reorganization. The Merger is intended to qualify as a reorganization within the meaning of Section 368 of the United States Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement is intended to be a “plan of reorganization” within the meaning of the regulations promulgated under Section 368 of the Code.

 V. COVENANTS

Section 5.01 Covenants of OncoVista. OncoVista agrees that, unless AVUG otherwise agrees in writing:

(a) Until the earlier of the Effective Time and the abandonment or termination of the Merger pursuant to Article VII or Article VIII or otherwise (the “Release Time”), no amendment will be made in the certificate of incorporation or by-laws of OncoVista.

(b) Until the Release Time, no dividend or liquidating or other distribution or stock split shall be authorized, declared, paid, or effected by OncoVista in respect of the outstanding shares of OncoVista Common Stock. Until the Release Time, no direct or indirect redemption, purchase, or other acquisition shall be made by OncoVista of shares of OncoVista Common Stock.

(c) Until the Release Time, OncoVista will afford the officers, directors, employees, counsel, agents, investment bankers, accountants, and other representatives of AVUG and lenders, investors, and prospective lenders and investors free and full access to the plants, properties, books, and records of OncoVista, will permit them to make extracts from and copies of such books and records, and will from time to time furnish AVUG with such additional financial and operating data and other information as to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of OncoVista as AVUG from time to time may request.

(d) Until the Release Time, OncoVista will conduct its affairs so that at the Effective Time no representation or warranty of OncoVista will be inaccurate, no covenant or agreement of OncoVista will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of OncoVista. Except as otherwise consented to by AVUG in writing, until the Release Time, OncoVista will use its best efforts to preserve the business operations of OncoVista intact, to keep available the services of its present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements, and understandings of OncoVista, and to preserve the good will of its suppliers, customers, and others having business relations with any of them. Until the Release Time, OncoVista will conduct its affairs in all respects only in the ordinary course, other than in connection with the matters referenced herein.

(e) Until the Release Time, OncoVista will immediately advise AVUG in a detailed written notice of any material fact or occurrence or any pending or threatened material occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement which (if existing and known at any time prior to or at the Effective Time) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Effective Time) would cause a condition to any party’s obligations under this Agreement not to be fully satisfied.

(f) OncoVista shall use its commercially reasonable efforts to insure that all confidential information which OncoVista or any of its respective officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of OncoVista, any affiliate of OncoVista, or any customer or supplier of any of them or any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except in the ordinary course of business and for the benefit of OncoVista; provided, however, that the restrictions of this sentence shall not apply (A) after the Merger is abandoned or terminated pursuant to Article VII or Article VIII or otherwise, (B) as may otherwise be required by law, (C) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (D) to the extent the information shall have otherwise become publicly available.

(g) Before OncoVista releases any information concerning this Agreement, the Merger, or any of the other transactions contemplated by this Agreement which is intended for, or may result in, public dissemination thereof, OncoVista shall cooperate with AVUG, shall furnish drafts of all documents or proposed oral statements to AVUG for comment, and shall not release any such information without the written consent of AVUG, which consent shall not be unreasonably withheld. Nothing contained herein shall prevent OncoVista from releasing any information if required to do so by law.

(h) OncoVista shall not make any agreement or reach any understanding not approved in writing by AVUG as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement.

(i) OncoVista shall furnish, or cause to be furnished, for inclusion in the periodic reports of AVUG on Forms 8-K, 10-Q, 10-K, or otherwise (such periodic reports, together with all financial statements, exhibits, amendments, and supplements thereto, in the form filed by AVUG with the Securities and Exchange Commission (the “SEC”) being hereinafter called the “Periodic Reports”), to be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the Merger, or for inclusion in AVUG’s filings under state “blue-sky,” securities, or take-over laws, such information about OncoVista or OncoVista’s security holders as may be required or as may be reasonably requested by AVUG, and shall continue to furnish or cause to be furnished such information as is necessary to keep such information correct and complete in all material respect until the Release Time. OncoVista represents and warrants that the information that it has furnished to date, taken as a whole, does not now, and will not at any time prior to the Release Time, (i) contain an untrue statement of a material fact or (ii) omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading.

(j) OncoVista shall timely prepare and file any declaration or filing necessary to comply with any transfer tax statutes that require any such filing before the Effective Time.

Section 5.02 Covenants of AVUG and Acquisition. AVUG and Acquisition each agrees that, unless OncoVista otherwise agrees in writing:

(a) (i) Until the Release Time, no dividend or liquidating or other distribution or stock split shall be authorized, declared, paid, or effected by AVUG in respect of the outstanding shares of AVUG Common Stock, except for a forward split of 1.4739739-for-one effected on October 22, 2007 (the “Stock Split”).

(ii) Until the Release Time, except as contemplated by this Agreement, no share of capital stock of AVUG or warrant for any such share, right to subscribe to or purchase any such share, or security convertible into, or exchangeable or exercisable for, any such share, shall be issued or sold by AVUG.

(b) Until the Release Time, AVUG and Acquisition will afford the officers, directors, employees, counsel, agents, investment bankers, accountants, and other representatives of OncoVista free and full access to the plants, properties, books, and records of AVUG and Acquisition, will permit them to make extracts from and copies of such books and records, and will from time to time furnish OncoVista with such additional financial and operating data and other information as to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of AVUG and Acquisition as OncoVista from time to time may request.

(c) Until the Release Time, AVUG and Acquisition will conduct their respective affairs, so that at the Effective Time no representation or warranty of AVUG or Acquisition will be inaccurate, no covenant or agreement of AVUG or Acquisition will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of AVUG. Until the Release Time, Acquisition will conduct no affairs except in connection with this Agreement, the Merger, or any of the other transactions contemplated by this Agreement. Except as otherwise consented to by OncoVista in writing and except as otherwise contemplated by this Agreement, until the Release Time and until the expiration of the Gap Period, AVUG will conduct its affairs in all respects only in the ordinary course.

(d) Until the Release Time, AVUG will immediately advise OncoVista in a detailed written notice of any material fact or occurrence or any pending or threatened material occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or in any schedule hereto, which (if existing and known at any time prior to or at the Effective Time) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Effective Time) would cause a condition to any party’s obligations under this Agreement not to be fully satisfied.

(e) Each of AVUG and Acquisition shall use its commercially reasonable efforts to insure that all confidential information which AVUG, Acquisition, or any of their respective officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of OncoVista, any affiliate of OncoVista, or any customer or supplier of or any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity without the prior written consent of OncoVista, which written consent shall not be unreasonably withheld; provided, however, that the restrictions of this sentence shall not apply (i) as may otherwise be required by law, (ii) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (iii) to the extent the information shall have otherwise become publicly available. AVUG and Acquisition shall, and shall cause all other such persons and entities to, deliver to OncoVista all tangible evidence of the confidential information relating to OncoVista, any affiliate of OncoVista, or (insofar as such confidential information was provided by, or on behalf of, OncoVista, or any such affiliate of OncoVista) any customer or supplier of any of them or any such affiliate to which the restrictions of the foregoing sentence apply immediately after the abandonment or termination of the Merger pursuant to Article VII or Article VIII or otherwise.

(f) Before AVUG or Acquisition releases any information concerning this Agreement, the Merger, or any of the other transactions contemplated by this Agreement which is intended for or may result in public dissemination thereof, AVUG and Acquisition shall cooperate with OncoVista, shall furnish drafts of all documents or proposed oral statements to OncoVista for comment, and shall not release any such information without the written consent of OncoVista. Nothing contained herein shall prevent AVUG or Acquisition from releasing any information if required to do so by law.

(g) Neither AVUG nor Acquisition shall make any agreement or reach any understanding not approved in writing by OncoVista as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement.

(h) AVUG and Acquisition shall promptly prepare all required or, in the reasonable opinion of the parties hereto, appropriate Periodic Reports relating to this Agreement, the Merger, and the other transactions contemplated hereby and in connection herewith. AVUG and Acquisition each shall furnish or cause to be furnished, for inclusion in the Periodic Reports, such information about AVUG, Acquisition, and AVUG’s security holders as may be required or as may be reasonably requested by OncoVista, and shall continue to furnish or cause to be furnished such information as is necessary to keep such information correct and complete in all material respects until the Release Time. AVUG and Acquisition each represents and warrants that the information that it has furnished to date, taken as a whole, does not now, and will not at any time prior to the Release Time, (i) contain an untrue statement of a material fact or (ii) omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading. AVUG and Acquisition each shall also take any action required to be taken by it under state “blue-sky,” securities, or take-over laws in connection with the issuance of AVUG Common Stock pursuant to the Merger. The filings made by AVUG since January 1, 2004 with the SEC were, if filed under the Exchange Act, prepared in accordance with the then existing requirements of the Exchange Act and the rules and regulations thereunder and, if filed under the Securities Act, prepared in accordance with the then existing requirements of the Securities Act and the rules and regulations thereunder. Such filings when filed, and the press releases and other public statements AVUG has made subsequent to the last such filing when considered together with such filings, did not at the time of filing or issuance of the press releases or other public statements, as the case may be, and (with respect to the press releases and other public statements, when considered together with such filings) do not now (i) contain an untrue statement of a material fact or (ii) omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading.

(i) If, prior to the Release Time, AVUG Common Stock shall be recapitalized or reclassified or AVUG shall effect any stock dividend, stock split, or reverse stock split of AVUG Common Stock (other than the Stock Split), then the shares of AVUG Common Stock to be delivered under this Agreement or upon exercise, conversion, or exchange of any security to be delivered under this Agreement or assumed by AVUG as contemplated by this Agreement shall be appropriately and equitably adjusted to the kind and amount of shares of stock and other securities and property to which the holders of such shares of AVUG Common Stock or such other security would have been entitled to receive had such stock or such other security been issued and outstanding as of the record date for determining stockholders entitled to participate in such corporate event.

(j) AVUG shall timely prepare and file any declaration or filing necessary to comply with any transfer tax statutes that require any such filing before the Effective Time.

(k) (i)  Following the Merger, AVUG will cause Surviving Corporation to continue OncoVista’s historic business or to use a significant portion of OncoVista’s historic business assets in a business, in each case within the meaning of section 1.368-1(d) of the Treasury Regulations, assuming that the assets of, and the business conducted by, OncoVista at the Effective Time constitute OncoVista’s historic business assets and historic business, respectively.

(ii)  Following the Merger, AVUG will not permit Surviving Corporation to issue additional shares that would result in AVUG losing control of Surviving Corporation within the meaning of section 368(c) of the Code.

(l) At or prior to the Effective Time, AVUG shall apply with the relevant Department of the State of Nevada for a “dba” to do business under the assumed name of “OncoVista Innovative Therapies, Inc.” As soon as is reasonably practicable thereafter, AVUG shall file a proxy or information statement with the SEC for delivery to stockholders to consider and act upon resolutions adopted by the Board of Directors of AVUG to change the domicile of AVUG to the State of Delaware and its name to “OncoVista Innovative Therapies, Inc.” or such other state and such other name as shall be selected by resolutions of the newly designated and elected Board of Directors of AVUG.

(m) 14f-1 Information. As soon as practicable following the Effective Time, AVUG shall file with the SEC and transmit to its holders of record the information required by Rule 14f-1 under the Exchange Act, which filing and information shall be satisfactory in form and substance to counsel of OncoVista.

(n) Commencing at the Effective Time, AVUG and Acquisition agree to indemnify and hold harmless OncoVista and OncoVista’s officers, directors, employees, agents, and counsel, in each case past, present, or as they may exist at any time after the date of this Agreement, and each person, if any, who controls, controlled, or will control OncoVista (collectively the “OncoVista Indemnitees”) within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and, if the Merger is abandoned or terminated pursuant to Article VII or Article VIII or otherwise except solely as a result of a breach of this Agreement by OncoVista, against any and all losses, liabilities, claims, damages, and expenses whatsoever (which shall include, for all purposes of this Section 5.02(n) of this Agreement, but not be limited to reasonable counsel fees and any and all reasonable expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, in each case whether or not involving a third party) as and when incurred, arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in (A) Periodic Reports or any amendment or supplement thereto or (B) any application or other document or communication filed with any governmental authority in connection with the Merger or filed with any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided in each case that such untrue statement, alleged untrue statement, omission, or alleged omission relates to information furnished by, or on behalf of, or pertaining to, AVUG or Acquisition or AVUG or Acquistion security holder, or (ii) any breach of any representation, warranty, covenant, or agreement of AVUG or Acquistion contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability AVUG or Acquisition may otherwise have, including liabilities arising under this Agreement.

REPRESENTATIONS AND WARRANTIES

Section 6.01 Certain Representations and Warranties of OncoVista. OncoVista represents and warrants to AVUG and Acquisition as follows:

(a) (i) The information contained in OncoVista’s private placement memorandum dated July 25, 2007, as amended by Supplement No. 1 thereto, dated July 30, 2007 (the “PPM”) is accurate, complete, and correct in all material respects and does not contain or omit any information that would make the information contained therein misleading in any material respects. Since July 25, 2007:

(A) There has at no time been a material adverse change in the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of OncoVista;

(B) OncoVista has not authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of OncoVista; and

(C) Except as set forth in the PPM, the operations and businesses of OncoVista have been conducted in all respects only in the ordinary course, except:

(1) OncoVista sold an aggregate of 970,712 units in the offering described in the PPM; and

(2) Without giving effect to the Stock Split, OncoVista acquired an aggregate of 10,963,851 shares of AVUG Common Stock, representing approximately 95.7% of the issued and outstanding AVUG Common Stock;

(3)  OncoVista discontinued its preclinical development of targeted nanoparticles (OVI-111).

(ii) After the Effective Time, OncoVista will maintain disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act and OncoVista believes that such controls and procedures will be effective to ensure that:

(A) all material information concerning OncoVista will be made known on a timely basis to the individuals to be responsible for the preparation of AVUG’s filings with the SEC and other public disclosure documents following the Effective Time;

(B) transactions will be executed in accordance with management’s general or specific authorizations;

(C) transactions will be recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability;

(D) access to assets will be permitted only in accordance with management’s general or specific authorization; and

(E)  the recorded accountability for assets will be compared with the existing assets at reasonable intervals and appropriate action will be taken with respect to any differences.

(iii) OncoVista has made available to AVUG copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures.  The books, records and accounts of OncoVista accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, OncoVista all to the extent required by generally accepted accounting principles.

(c) Other than as disclosed on Schedule 6.01(c), OncoVista has no subsidiaries or affiliated corporation or owns any interest in any other enterprise (whether or not such enterprise is a corporation) (such entities disclosed in Schedule 6.01(c), the “OncoVista Subsidiaries”). OncoVista and each OncoVista Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation or formation, with full power and authority (corporate and other) to own, lease and operate its respective properties and conduct its respective business; except as otherwise disclosed on Schedule 6.01(c), OncoVista and each OncoVista Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its respective properties or the conduct of its respective business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the business, prospects, condition (financial or otherwise), and results of operations of OncoVista and the OncoVista Subsidiaries taken as a whole; no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification; OncoVista and each OncoVista Subsidiary is in possession of, and operating in compliance with, all authorizations, licenses, certificates, consents, orders and permits from state, federal, foreign and other regulatory authorities that are material to the conduct of its respective business, all of which are valid and in full force and effect; neither OncoVista nor any OncoVista Subsidiary is in violation of its respective charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness, or in any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which it is a party or by which it or its respective properties or assets may be bound, which violation or default would have a material adverse effect on the business, prospects, financial condition or results of operations of OncoVista and the OncoVista Subsidiaries taken as a whole; and neither OncoVista nor any OncoVista Subsidiaries is in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction thereover or over its respective properties or assets, which violation would have a material adverse effect on the business, prospects, financial condition or results of operations of OncoVista and the OncoVista Subsidiaries taken as a whole.

(d) OncoVista has all requisite power and authority to execute, deliver, and perform this Agreement. Except as set forth in this Agreement, all necessary proceedings of OncoVista have been duly taken to authorize the execution, delivery, and performance of this Agreement thereby. This Agreement has been duly authorized, executed, and delivered by OncoVista, constitutes the legal, valid, and binding obligation of OncoVista, and is enforceable as to OncoVista in accordance with its respective terms. Except as otherwise set forth in this Agreement, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by OncoVista or any OncoVista Subsidiary for the execution, delivery, or performance of this Agreement thereby. No consent, approval, authorization or order of, or qualification with, any court, government or governmental agency or body, domestic or foreign, having jurisdiction over OncoVista, any OncoVista Subsidiary, or over its respective properties or assets is required for the execution and delivery of this Agreement and the consummation by OncoVista of the transactions herein and therein contemplated, except such as may be required under the Securities Act or under state or other securities or blue sky laws, all of which requirements have been, or in accordance therewith will be, satisfied in all material respects. No consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding to which OncoVista or any OncoVista Subsidiary is a party, or to which it or any of its respective businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement; and the execution, delivery, and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to receive rights or privileges that such party was not entitled to receive immediately before this Agreement was executed under, or create any obligation on the part of OncoVista, the Surviving Corporation, or any OncoVista Subsidiary to which it was not subject immediately before this Agreement was executed under, any term of any such material contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation or by-laws or analogous governing document of OncoVista or any OncoVista Subsidiary or (if the provisions of this Agreement are satisfied) violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, decree, injunction, or writ of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over OncoVista or any OncoVista Subsidiary or over its respective properties or assets.

(e) There is not any pending or, to OncoVista’s knowledge, threatened, action, suit, claim or proceeding against OncoVista or any OncoVista Subsidiary, or any of the officers of either of the foregoing, or any of the respective properties, assets or rights of OncoVista or any OncoVista Subsidiary, before any court, government or governmental agency or body, domestic or foreign, having jurisdiction over OncoVista or any OncoVista Subsidiary or over the officers or the properties of either of the foregoing, or otherwise that (i) is reasonably likely to result in any material adverse change in the respective business, prospects, financial condition or results of operations of OncoVista and the OncoVista Subsidiaries taken as a whole or might materially and adversely affect their properties, assets or rights taken as a whole, (ii) might prevent consummation of the transactions contemplated by this Agreement, or (iii) alleging violation of any Federal or state securities laws.

(f) The authorized capital stock of OncoVista consists of 30,000,000 shares of Common Stock, of which 16,888,427 shares of Common Stock are outstanding. Each of such outstanding shares of Common Stock is duly and validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive or similar right of stockholders. Each share of capital stock of each OncoVista Subsidiary is duly and validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive or similar right of stockholders. Except as set forth in the PPM, (i) there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of, or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of, OncoVista, and (ii) except as described in the PPM or Schedule 6.01(f), there is outstanding no security or other instrument convertible into or exchangeable for capital stock of OncoVista. The description of OncoVista's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the PPM accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights under the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder.

(g) Berman & Company P.A. examined the financial statements of OncoVista, together with the related schedules and notes, for the year ended December 31, 2006 (the “Auditor”), included in the PPM, is an independent accountant within the meaning of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder; and the audited consolidated financial statements of OncoVista, together with the related schedules and notes, and the unaudited consolidated financial information, included in the PPM, fairly present and will fairly present the consolidated financial position and the results of operations of OncoVista at the respective dates and for the respective periods to which they apply; and all consolidated audited financial statements of OncoVista, together with the related schedules and notes will comply as to form in all material respects with applicable accounting requirements and with the rules and regulations of the SEC with respect thereto at the date of preparation thereof, have been and will be prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as may be otherwise stated therein (except as may be indicated in the notes thereto or as permitted by the rules and regulations of the SEC) and fairly present and will fairly present, subject in the case of the unaudited consolidated financial statements, to customary year end audit adjustments, the consolidated financial position of OncoVista as at the dates thereof and the results of its operations and cash flows. The procedures pursuant to which the aforementioned financial statements have been audited are compliant with generally accepted auditing standards. Since June 30, 2007 (the “Last OncoVista Financial Statement Date”):

(i) There has at no time been a material adverse change in the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of the OncoVista and the OncoVista Subsidiaries taken as a whole;

(ii) OncoVista has not authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of OncoVista.

(iii) Except as set forth in Section 6.01(a)(i)(C), the operations and businesses of OncoVista have been conducted in all respects only in the ordinary course.

(h) Subsequent to the respective dates as of which information is given in the PPM, there has not been (i) any material adverse change in the business, prospects, financial condition or results of operations of OncoVista and the OncoVista Subsidiaries taken as a whole, (ii) except as set forth in Section 6.01(a)(i)(C), any transaction committed to or consummated that is material to OncoVista and the OncoVista Subsidiaries taken as a whole, (iii) any obligation, direct or contingent, that is material to OncoVista and the OncoVista Subsidiaries taken as a whole incurred by OncoVista or any OncoVista Subsidiary, except such obligations as have been incurred in the ordinary course of business, (iv) any change in the capital stock or outstanding indebtedness of the OncoVista or any OncoVista Subsidiaries that is material to OncoVista and the OncoVista Subsidiaries taken as a whole, (v) any dividend or distribution of any kind declared, paid, or made on the capital stock of OncoVista or any OncoVista Subsidiaries, or (vi) any loss or damage (whether or not insured) to the property of OncoVista or any OncoVista Subsidiary which has a material adverse effect on the business, prospects, condition (financial or otherwise), or results of operations of OncoVista and the OncoVista Subsidiaries taken as a whole.

(i) Neither OncoVista, nor any OncoVista Subsidiary, owns any legal or equitable interest in any real property. OncoVista and each OncoVista Subsidiary has good title to all other properties and assets material thereto, used in its business or owned by it (except real and other properties and assets as are held pursuant to leases or licenses described in the PPM), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances.

(i)  All accounts and notes receivable reflected in the OncoVista balance sheet as of June 30, 2007 (“Last OncoVista Balance Sheet”), or arising since the Last OncoVista Financial Statement Date, have been collected, or are and will be good and collectible, in each case at the aggregate recorded amounts thereof without right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off on the part of the obligor, and, if not collected, can reasonably be anticipated to be paid within 30 days of the date incurred.

(ii)  All inventory of raw materials and work in process of OncoVista is usable, and all inventory of finished goods is good and marketable, on a normal basis in the existing product lines of OncoVista. In no event do such inventories represent more than a one-month supply measured by the volume of sales or use for the year ended December 31, 2006. All inventory is merchantable and fit for the particular purpose for which it is intended.

(iii)  All properties and assets owned by OncoVista are reflected on the Last OncoVista Balance Sheet (except for acquisitions subsequent to the Last OncoVista Balance Sheet and prior to the Effective Time). All real and other tangible properties and assets owned by OncoVista or leased or licensed by OncoVista from or to a third party are in good and usable condition (reasonable wear and tear which is not such as to affect adversely the operation of the business of OncoVista excepted).

(iv)  To the best of OncoVista’s knowledge, no real property leased or licensed by OncoVista from or to a third party lies in an area which is, or will be, subject to zoning, use, or building code restrictions which would prohibit, and, to the best of OncoVista’s knowledge, no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, or licensing of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, or licensing of such real property in the businesses in which OncoVista is now engaged or the businesses in which it contemplates engaging.

(v)  The properties and assets owned by OncoVista (other than those leased or licensed by OncoVista to a third party) or leased or licensed by OncoVista from a third party constitute all such properties and assets which are necessary to the business of OncoVista as presently conducted or as it contemplates conducting.

(j) Except as disclosed in Schedule 6.01(k), OncoVista does not have any insurance; OncoVista has at no time been refused any insurance coverage sought or applied for.

(k) (i) No labor disturbance by the employees of OncoVista or any OncoVista Subsidairies exists or, to the best of OncoVista’s knowledge, is imminent. OncoVista is not aware of any existing or imminent labor disturbance by the employees of any principal suppliers or customers of OncoVista that might be expected to result in any material adverse change in the business, prospects, financial condition, or results of operations of OncoVista and the OncoVista Subsidiaries taken as a whole. No collective bargaining agreement exists with any of the employees of OncoVista or any OncoVista Subsidiary and, to the best of OncoVista’s knowledge, no such agreement is imminent.

(ii)  Except as set forth in the PPM, OncoVista does not have, or contribute to, and has never maintained or contributed to, any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan (as defined in Section 3(3) of ERISA) or Pension Plan (as defined in ERISA) and OncoVista does not have any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written.

(l) OncoVista owns or possesses the right to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, logos, and copyrights described or referred to in the PPM as owned by or used by it or that are necessary to conduct its respective businesses as described in the PPM; neither OncoVista or any OncoVista Subsidiary has received any notice of, or has knowledge of, any infringement of or conflict with asserted rights thereof by others with respect to any patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, logos, or copyrights described or referred to in the PPM as owned by or used by it; and OncoVista has not received any notice of, or has no knowledge of, any infringement of, or conflict with, asserted rights of others with respect to any patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, logos, or copyrights described or referred to in the PPM as owned by or used by it or which, individually or in the aggregate, in the event of an unfavorable decision, ruling or finding, would have a material adverse effect on the business, prospects, financial condition or results of operations of OncoVista and the OncoVista Subsidiaries, taken as a whole.

(m) OncoVista has been advised concerning the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations thereunder, and has in the past conducted, and intends in the future, to conduct its affairs in such a manner as to ensure that it is not and will not become an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act and such rules and regulations.

(n) (i) Neither OncoVista nor any OncoVista Subsidiary has, and no person or entity acting on behalf or at the request thereof has, at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any other applicable jurisdiction.

(ii) OncoVista nor any director, officer, agent, employee, or other person associated with, or acting on behalf of, OncoVista, has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment. OncoVista's internal accounting controls and procedures are sufficient to cause OncoVista to comply in all respects with the Foreign Corrupt Practices Act of 1977, as amended.

(iii) Neither OncoVista nor any OncoVista Subsidiary, nor any officer, director or, to the best of OncoVista's knowledge, affiliate of OncoVista or any OncoVista Subsidiary, has been, within the five years ending at the Effective Time, a party to any bankruptcy petition against such person or against any business of which such person was affiliated; convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; or found by a court of competent jurisdiction in a civil action, by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

(o) Neither OncoVista nor any OncoVista Subsidiary, and no person acting on behalf thereof, has taken or will take, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in, stabilization in violation of law, or manipulation, of the price of the AVUG Common Stock.

(p) Except as set forth in the PPM, (i) OncoVista and each OncoVista Subsidiary is in compliance in all material respects with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Laws”) that are applicable to its business, (ii) neither OncoVista nor any OncoVista Subsidiary has received notice from any governmental authority or third party of an asserted claim under Environmental Laws, (iii) to the best knowledge of OncoVista, neither OncoVista nor any OncoVista Subsidiary is likely to be required to make future material capital expenditures to comply with Environmental Laws, except in the ordinary course of its respective business, (iv) no property which is owned, leased or occupied by OncoVista or any OncoVista Subsidiary has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law, and (v) OncoVista is not in violation of any federal or state law or regulation relating to occupational safety or health.

(q) There are no outstanding loans, advances or guarantees of indebtedness by OncoVista to, or for the benefit of, any of the officers, directors, or director-nominees of OncoVista or any of the members of the families of any of them, except as disclosed in the PPM.

(r) Neither OncoVista nor any OncoVista Subsidiary has incurred any liability, direct or indirect, for finders' or similar fees on behalf of or payable by OncoVista or AVUG in connection with the Merger, except as otherwise disclosed herein or paid by OncoVista prior to the date hereof.

(s) To its best knowledge, OncoVista believes that it is in compliance with, and is not in violation of, applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business, including, without limitation, Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated pursuant thereto or thereunder. OncoVista is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

(t) Schedule 6.01(v) contains a true, correct, and complete description of the material contracts, agreements, instruments, leases, licenses, arrangements, or understandings with respect to OncoVista and the OncoVista Subsidiaries. OncoVista has made available to AVUG (i) the certificate of incorporation (or other charter document) and by-laws of OncoVista and all amendments thereto, as presently in effect, certified by the Secretary of such corporation and (ii) the following: (A) true and correct copies of all material contracts, agreements, and instruments referred to in Schedule 6.01(t); (B) true and correct copies of all material leases and licenses referred to in Schedule 6.01(v); and (C) true and correct written descriptions of all material supply, distribution, agency, financing, or other arrangements or understandings referred to in Schedule 6.01(v). To the best of OncoVista’s knowledge, none of OncoVista or any other party to any such contract, agreement, instrument, lease, or license is now or expects in the future to be in violation or breach of, or in default with respect to complying with, any term thereof, and each such material contract, agreement, instrument, lease, or license is in full force and is (to the best of OncoVista’s knowledge in the case of third parties) the legal, valid, and binding obligation of the parties thereto and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors’ rights generally) is enforceable as to them in accordance with its terms. Each such material supply, distribution, agency, financing, or other arrangement or understanding is a valid and continuing arrangement or understanding; none of OncoVista or any other party to any such arrangement or understanding has given notice of termination or taken any action inconsistent with the continuance of such arrangement or understanding; and the execution, delivery, and performance of this Agreement will not prejudice any such arrangement or understanding in any way. OncoVista enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. OncoVista is not party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or, to the best of OncoVista’s knowledge, may in the future have a material adverse effect on the business, prospects, financial condition, or results of operations of OncoVista and the Surviving Corporation. OncoVista has not engaged within the last five years in, is engaging in, or intends to engage in any transaction with, or has had within the last five years, now has, or intends to have any contract, agreement, instrument, lease, license, arrangement, or understanding with, any stockholder of OncoVista, any director, officer, or employee of OncoVista, any relative or affiliate of any stockholder of OncoVista, any such director, officer, or employee, or any other corporation or enterprise in which any stockholder of OncoVista, any such director, officer, or employee, or any such relative or affiliate then had or now has a 5% or greater equity or voting or other substantial interest, other than those described in the PPM and Schedule 6.01(t). The stock ledgers and stock transfer books and the minute book records of OncoVista relating to all issuances and transfers of stock by OncoVista and all proceedings of the stockholders and the Board of Directors and committees thereof of OncoVista since their respective incorporations made available to AVUG are the original stock ledgers and stock transfer books and minute book records of OncoVista or exact copies thereof. OncoVista is not in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other charter document) or by-laws.

(u) No representation or warranty by OncoVista in this Agreement contains, or at the Effective Time will contain, an untrue statement of material fact or omits or at the Effective Time will omit to state a material fact required to be stated therein or necessary to make the statements made not misleading. Notwithstanding the foregoing, such representations and warranties by OncoVista shall be deemed to comply with, and not be in breach or contravention of, or in default with respect to the immediately preceding sentence to the extent that such representations and warranties shall at the Effective Time be untrue in any material respect or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading as a result of any transaction contemplated hereby or in connection herewith.

Section 6.02 Certain Representations and Warranties of AVUG and Acquisition.

Except as set forth in any SEC Document (as defined below), AVUG and Acquisition each represents and warrants to OncoVista as follows:

(a) (i) The AVUG Common Stock has been registered under Section 12(g) of the Exchange Act and AVUG is subject to the periodic reporting requirements of Section 13 of the Exchange Act. AVUG has made available to OncoVista true, complete, and correct copies of all forms, reports, schedules, statements, and other documents required to be filed by it under the Exchange Act, as such documents have been amended since the time of the filing thereof (collectively, including all forms, reports, schedules, statements, exhibits, and other documents filed by AVUG therewith, the “SEC Documents”). The SEC Documents, including, without limitation, any financial statements and schedules included therein, at the time filed or, if subsequently amended, as so amended, (i) did not contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) complied in all respects with the applicable requirements of the Exchange Act and the applicable rules and regulations thereunder. To AVUG’s knowledge, each director and executive officer thereof has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder.

(ii) AVUG maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that:

(A) all material information concerning AVUG is made known on a timely basis to the individuals responsible for the preparation of AVUG’s filings with the SEC and other public disclosure documents;

(B) transactions are executed in accordance with management’s general or specific authorizations;

(C) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability;

(D) access to assets is permitted only in accordance with management’s general or specific authorization; and

(E)  the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

AVUG has made available to OncoVista copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures.  The books, records and accounts of AVUG accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, AVUG all to the extent required by generally accepted accounting principles.

(iii) The Chief Executive Officer and the Chief Financial Officer of AVUG have signed, and AVUG has furnished to the SEC, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn (except as permitted by applicable laws or regulations); and neither AVUG nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

(iv) AVUG has heretofore provided to OncoVista complete and correct copies of all certifications filed with the SEC pursuant to Sections 302 and 906 of Sarbanes-Oxley Act of 2002 and hereby reaffirms, represents and warrants to OncoVista the matters and statements made in such certificates.

(b) At the date hereof and at the Effective Time:

(i)  the AVUG Common Stock is eligible to trade and be quoted on, and is quoted on, the over-the-counter Bulletin Board market maintained by The Nasdaq Stock Market (the “OTCBB”) and has received no notice or other communication indicating that such eligibility is subject to challenge or review by the any applicable regulatory agency, electronic market administrator, or exchange;

(ii)  AVUG has and shall have performed or satisfied all of its undertakings to, and of its obligations and requirements with, the SEC; and

(iii)  AVUG has not, and shall not have taken any action that would preclude, or otherwise jeopardize, the inclusion of the AVUG Common Stock for quotation on the OTCBB.

(c) Other than Acquisition at the Effective Time, AVUG has no subsidiaries or affiliated corporation or owns any interest in any other enterprise (whether or not such enterprise is a corporation). Each of AVUG and Acquisition has been duly organized and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with full power and authority (corporate and other) to own, lease and operate its respective properties and conduct its respective business as described in the SEC Documents; except as otherwise disclosed on Schedule 6.02(c), AVUG is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on its business, prospects, condition (financial or otherwise), and results of operations of AVUG; no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification; AVUG is in possession of, and operating in compliance with, all authorizations, licenses, certificates, consents, orders and permits from state, federal, foreign and other regulatory authorities that are material to the conduct of its business, all of which are valid and in full force and effect; AVUG is not in violation of its charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness, or in any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which it is a party or by which it or its properties or assets may be bound, which violation or default would have a material adverse effect on the business, prospects, financial condition or results of operations of AVUG; and AVUG is not in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over AVUG or over its properties or assets, which violation would have a material adverse effect on the business, prospects, financial condition or results of operations of AVUG taken as a whole. The SEC Documents accurately describe any corporation, association or other entity owned or controlled, directly or indirectly, by AVUG.

(d) Each of AVUG and Acquisition has all requisite power and authority to execute, deliver, and perform this Agreement. Except as set forth in this Agreement, all necessary proceedings of each of AVUG and Acquisition have been duly taken to authorize the execution, delivery, and performance of this Agreement thereby. This Agreement has been duly authorized, executed, and delivered by AVUG and Acquisition, constitutes the legal, valid, and binding obligation of each of AVUG and Acquisition, and is enforceable as to AVUG and Acquisition in accordance with its terms. Except as otherwise set forth in this Agreement, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the AVUG or Acquisition for the execution, delivery, or performance of this Agreement thereby. No consent, approval, authorization or order of, or qualification with, any court, government or governmental agency or body, domestic or foreign, having jurisdiction over AVUG or Acquisition or over its respective properties or assets is required for the execution and delivery of this Agreement and the consummation by AVUG of the transactions herein and therein contemplated, except such as may be required under the Securities Act or under state or other securities or blue sky laws, all of which requirements have been, or in accordance therewith will be, satisfied in all material respects. No consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding to which the AVUG or Acquisition is a party, or to which its or any of its respective businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement; and the execution, delivery, and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to receive rights or privileges that such party was not entitled to receive immediately before this Agreement was executed under, or create any obligation on the part of AVUG or Acquisition to which it was not subject immediately before this Agreement was executed under, any term of any such material contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the respective certificate of incorporation or respective by-laws of AVUG or Acquisition (if the provisions of this Agreement are satisfied) violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, decree, injunction, or writ of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over AVUG or Acquisition or over its respective properties or assets.

(e) There is not any pending or, to the best of AVUG's or Acqusition’s knowledge, threatened, action, suit, claim or proceeding against AVUG or Acquisition, or any of AVUG’s or Acquisition’s officers or any of the respective properties, assets or rights of AVUG or Acquisition, before any court, government or governmental agency or body, domestic or foreign, having jurisdiction over AVUG or Acquisition or over AVUG’s or Acquisition’s respective officers or the respective properties of AVUG or Acquisition, or otherwise that (i) is reasonably likely to result in any material adverse change in the respective business, prospects, financial condition or results of operations of AVUG or Acquisition or might materially and adversely affect their properties, assets or rights taken as a whole, (ii) might prevent consummation of the transactions contemplated by this Agreement, or (iii) alleging violation of any Federal or state securities laws.

(f) After giving effect of the Stock Split, the authorized capital stock of AVUG consists of 147,397,390 shares of AVUG Common Stock, of which 16,888,475 shares of AVUG Common Stock are outstanding. Each of such outstanding shares of AVUG Common Stock is duly and validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive or similar right of stockholders. The authorized capital stock of Acquisition consists of 1,000 shares of common stock, par value $0.001 per share, of which ten shares are outstanding. Each of such outstanding shares of AVUG Common Stock and Acquisition Capital Stock is duly and validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive or similar right of stockholders. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of, or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of, AVUG or Acquisition, and there is outstanding no security or other instrument convertible into or exchangeable for capital stock of AVUG or Acquisition. The description of AVUG's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the SEC Documents accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights under the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder. There are no options or warrants or convertible or exchangeable securities of AVUG or Acquisition outstanding at the date hereof.

(g) Stan J.H. Lee, CPA examined the financial statements of AVUG, together with the related schedules and notes, for the period from January 1, 2006 through December 31, 2006, and Armando C. Ibarra, CPA examined the financial statements of AVUG, together with the related schedules and notes, for the period from January 1, 2005 through December 31, 2005 (collectively, the “Auditors”), filed with the SEC as a part of the SEC Documents, are independent accountants within the meaning of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder; and except as disclosed in Schedule 6.02(g), the audited financial statements of AVUG, together with the related schedules and notes, and the unaudited financial information, forming part of the SEC Documents, fairly present and will fairly present the financial position and the results of operations of AVUG at the respective dates and for the respective periods to which they apply; and all audited financial statements of AVUG, together with the related schedules and notes, and the unaudited financial information, filed with the SEC as part of the SEC Documents, complied and will comply as to form in all material respects with applicable accounting requirements and with the rules and regulations of the SEC with respect hereto when filed, have been and will be prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as may be otherwise stated therein (except as may be indicated in the notes thereto or as permitted by the rules and regulations of the SEC) and fairly present and will fairly present, subject in the case of the unaudited financial statements, to customary year end audit adjustments, the financial position of AVUG as at the dates thereof and the results of its operations and cash flows. The procedures pursuant to which the aforementioned financial statements have been audited are compliant with generally accepted auditing standards. The selected and summary financial and statistical data included in the SEC Documents present and will present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. No other financial statements or schedules are required to be included in the SEC Documents. The financial statements referred to in this Section 6.02 (g) contain all certifications and statements required under the SEC’s Order, dated June 27, 2002, pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460), Rule 13a-14 or 15d-14 under the Exchange Act, or 18 U.S.C. Section 1350 (Sections 302 and 906 of the Sarbanes-Oxley Act of 2002) with respect to the report relating thereto. Acquisition has no assets or liabilities. Since June 30, 2007 ("Last AVUG Financial Statement Date"):

(i) There has at no time been a material adverse change in the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of AVUG or Acquisition;

(ii) Neither AVUG nor Acquisition has authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of AVUG or Acquisition.

(iii) The operations and businesses of AVUG have been conducted in all respects only in the ordinary course.  There is no fact known to AVUG or Acquisition which materially adversely affects or in the future (as far as AVUG or Acquisition can reasonably foresee) may materially adversely affect the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of AVUG and Acquisition, and, after the Merger, the Surviving Corporation; provided, however, that neither AVUG nor Acquisition expresses any opinion as to political or economic matters of general applicability. AVUG has made known, or caused to be made known, to the accountants or auditors who have prepared, reviewed, or audited the aforementioned consolidated financial statements all material facts and circumstances which could affect the preparation, presentation, accuracy, or completeness thereof.

(h) Subsequent to the respective dates as of which information is given in the SEC Documents, there has not been (i) any material adverse change in the consolidated business, prospects, financial condition or results of operations of AVUG, (ii) any transaction committed to or consummated that is material to AVUG and Acquisition taken as a whole, (iii) any obligation, direct or contingent, that is material to AVUG and Acquisition taken as a whole incurred by AVUG or Acquisition, (iv) any change in the capital stock or outstanding indebtedness of AVUG or Acquisition that is material to AVUG and Acquisition taken as a whole, (v) any dividend or distribution of any kind declared, paid, or made on the capital stock of AVUG or Acquisition, or (vi) any loss or damage (whether or not insured) to the property of AVUG or Acquisition which has a material adverse effect on the business, prospects, condition (financial or otherwise), or results of operations thereof, in each case, taken as a whole.

(i) At the Effective Time, neither AVUG nor Acquisition shall have any properties or assets and each of AVUG and Acquisition shall be free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. At the Effective Time, neither AVUG nor Acquisition shall be party to any agreements except for this Agreement and the Securities Purchase Agreement dated as of August 16, 2007 among OncoVista, AVUG and Torbjorn Lundqvist, which shall be legal, valid and binding agreements, enforceable against each of AVUG and Acquisition in accordance with its terms.

(j) Neither AVUG nor Acquisition has any liability of any nature, accrued or contingent, including, without limitation, liabilities for federal, state, local, or foreign taxes and penalties, interest, and additions to tax (“Taxes”), and liabilities to customers or suppliers. Without limiting the generality of the foregoing, the amounts set up as provisions for Taxes, if any, in the last AVUG financial statements are sufficient for all accrued and unpaid Taxes of AVUG, whether or not due and payable and whether or not disputed, under tax laws, as in effect on the Last AVUG Financial Statement Date or now in effect, for the period ended on such date and for all fiscal periods prior thereto. The execution, delivery, and performance of this Agreement by each of AVUG and Acquisition will not cause any Taxes to be payable or cause any lien, charge, or encumbrance to secure any Taxes to be created either immediately or upon the nonpayment of any Taxes. The Internal Revenue Service has audited and settled or the statute of limitations has run upon all federal income tax returns of AVUG for all taxable years up to and including the taxable year ended December 31, 2000. AVUG has filed all federal, state, local, and foreign tax returns required to be filed by it; has made available to OncoVista a true and correct copy of each such return which was filed in the past six years; has paid (or has established on the last balance sheet included in the last AVUG financial statement a reserve for) all Taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises which are due and payable; and has delivered to OncoVista a true and correct copy of any report as to adjustments received by it from any taxing authority during the past six years and a statement as to any litigation, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect with respect to any such report or the subject matter of such report. AVUG has paid all taxes payable thereby due on or prior to the date hereof.

(k) Neither AVUG nor Acquisition has any insurance; neither AVUG nor Acquisition has at any time been refused any insurance coverage sought or applied for.

(l) (i) No labor disturbance by the employees of AVUG exists or, to the best of AVUG’s knowledge, is imminent. AVUG is not aware of any existing or imminent labor disturbance by the employees of any principal suppliers or customers of AVUG that might be expected to result in any material adverse change in the business, prospects, financial condition, or results of operations of AVUG. No collective bargaining agreement exists with any of AVUG’s employees and, to the best of AVUG's knowledge, no such agreement is imminent.

(ii) AVUG does not have, or contribute to, and has never maintained or contributed to, any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan (as defined in Section 3(3) of ERISA) or Pension Plan (as defined in ERISA) and AVUG does not have any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written.

(m) AVUG does not own or possess the right to use any patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, logos, or copyrights; AVUG has not received any notice of, or has knowledge of, any infringement of or conflict with asserted rights of AVUG by others with respect to any patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, logos, or copyrights described or referred to in the SEC Documents as owned by or used by it; and AVUG has not received any notice of, or has no knowledge of, any infringement of, or conflict with, asserted rights of others with respect to any patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, logos, or copyrights described or referred to in the SEC Documents as owned by or used by it or which, individually or in the aggregate, in the event of an unfavorable decision, ruling or finding, would have a material adverse effect on the business, prospects, financial condition or results of operations of AVUG.

(n) AVUG has been advised concerning the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations thereunder, and has in the past conducted, and intends in the future, to conduct its affairs in such a manner as to ensure that it is not and will not become an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act and such rules and regulations.

(o) (i) AVUG has not, and no person or entity acting on behalf or at the request of AVUG has, at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any other applicable jurisdiction.

(ii) Neither AVUG, nor, to the best knowledge of AVUG, any director, officer, agent, employee, or other person associated with, or acting on behalf of, AVUG, has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.  AVUG’s internal accounting controls and procedures are sufficient to cause AVUG to comply in all respects with the Foreign Corrupt Practices Act of 1977, as amended.

(iii) Neither AVUG, nor any officer, director or affiliate of AVUG, has been, within the five years ending on the Effective Time, a party to any bankruptcy petition against such person or against any business of which such person was affiliated; convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; or found by a court of competent jurisdiction in a civil action, by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

(p) AVUG has not, and no person acting on behalf thereof, has taken or will take, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in, stabilization in violation of law, or manipulation, of the price of the AVUG Common Stock.

(q) AVUG is in compliance in all material respects with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Laws”) that are applicable to its business. AVUG has not received notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the SEC Documents. To the best knowledge of AVUG, AVUG is not likely to be required to make future material capital expenditures to comply with Environmental Laws. No property which is owned, leased or occupied by AVUG has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law. AVUG is not in violation of any federal or state law or regulation relating to occupational safety or health.

(r) There are no outstanding loans, advances or guarantees of indebtedness by AVUG to, or for the benefit of, any of the officers, directors, or director-nominees of AVUG or any of the members of the families of any of them.

(s) AVUG has not incurred any liability, direct or indirect, for finders' or similar fees on behalf of or payable by AVUG or OncoVista in connection with this Agreement.

(t) No stockholder of AVUG has any right to request or require AVUG to register the sale of any shares owned by such stockholder under the Securities Act on any registration statement.

(u) AVUG is in compliance with, and is not in violation of, applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business, including, without limitation, Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated pursuant thereto or thereunder. AVUG is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

(v) AVUG has made available to OncoVista the certificate of incorporation (or other charter document) and by-laws of each of AVUG and Acquisition and all amendments thereto, as presently in effect, certified by the Secretary of such corporation. The stock ledgers and stock transfer books and the minute book records of OncoVista relating to all issuances and transfers of stock by AVUG and Acquisition and all proceedings of the stockholders and the Board of Directors and committees thereof of AVUG and Acquisition since their respective incorporations made available to OncoVista are the original stock ledgers and stock transfer books and minute book records of AVUG or Acquisition, as applicable, or exact copies thereof. Neither AVUG nor Acquisition is in violation or breach of, or in default with respect to, any term of its respective certificate of incorporation (or other charter document) by-laws.

(w) Assuming without investigation that the shares of OncoVista Common Stock at the Effective Time will be validly authorized, validly issued, fully paid, and nonassessable, the shares of AVUG Common Stock to be issued in the Merger are validly authorized and, when the Merger has become effective and the shares of AVUG Common Stock have been duly delivered pursuant to the terms of this Agreement, such shares of AVUG Common Stock will be validly issued, fully paid, and nonassessable.

(x) (i)  Neither AVUG nor Acquisition has taken or agreed to take any action (other than actions contemplated by this Agreement) that could reasonably be expected to prevent the Merger from constituting a “reorganization” under section 368(a) of the Code. AVUG is not aware of any agreement, plan or other circumstance that could reasonably be expected to prevent the Merger from so qualifying.

(ii)  AVUG has no plan or intention to liquidate Surviving Corporation following the merger or close Surviving Corporation to sell or otherwise dispose of any assets of OncoVista acquired in the merger, except for dispositions made in the ordinary course of business or transfers described in section 368(a)(2)(C) of the Code and the Treasury Regulations issued thereunder.

(iii)  AVUG has no plan or intention to reacquire, and, to AVUG’s knowledge, no person related to AVUG within the meaning of Treasury Regulations Section 1.368-1. has a plan or intention to acquire, any of the AVUG Common Stock issued in the Merger.

(y) No representation or warranty by AVUG or Acquisition in this Agreement contains, or at the Effective Time, will contain an untrue statement of material fact or omits or at the Effective Time will omit to state a material fact required to be stated therein or necessary to make the statements made not misleading. Notwithstanding the foregoing, such representations and warranties by AVUG and Acquisition shall be deemed to comply with, and not be in breach or contravention of, or in default with respect to the immediately preceding sentence to the extent that such representations and warranties shall at the Effective Time be untrue in any material respect or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading as a result of any transaction contemplated hereby or in connection herewith.

VII. CONDITIONS; ABANDONMENT AND TERMINATION

Section 7.01 Right of AVUG and Acquisition to Abandon. AVUG’s and Acquisition’s Boards of Directors shall have the right to abandon or terminate the Merger if any of the following conditions shall not be true or shall not have occurred, as the case may be, as of the specified date or dates:

(a) Subject to Section 6.01(v) hereof, all representations and warranties of OncoVista contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Effective Time as though such representations and warranties were then made in exactly the same language by OncoVista and regardless of knowledge or lack thereof on the part of OncoVista or changes beyond its control; as of the Effective Time OncoVista shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by it at or before the Effective Time, respectively, by this Agreement; and AVUG and Acquisition shall have received a certificate executed by the chief executive officer and the chief financial officer of OncoVista, dated the Effective Time, to that effect.

(b) AVUG and Acquisition shall have received at the Effective Time certificates executed by the chief executive officer and the chief financial officer of OncoVista as of such dates, to the effect that they have carefully examined the Periodic Reports, and any amendment or supplement thereto, and, to the best of their knowledge, (i) neither the Periodic Reports, nor any amendment or supplement thereto (A) contains an untrue statement of a material fact or (B) omits to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, provided in each case that such untrue statement or omission relates to information furnished by or on behalf of, or pertaining to, OncoVista or any OncoVista security holder, (ii) since the date hereof, no event with respect to OncoVista or any OncoVista security holder has occurred which should have been set forth in an amendment to any Periodic Report, or a supplement to any Periodic Report which has not been set forth in such an amendment or supplement, and (iii) any contract, agreement, instrument, lease, or license regarding OncoVista required to be filed as an exhibit to any Periodic Report has been filed with the SEC as an exhibit to or has been incorporated as an exhibit by reference into such Periodic Report.

(c) OncoVista shall have delivered to AVUG and Acquisition at or prior to the Effective Time such other documents (including certificates of officers of OncoVista) as AVUG may reasonably request in order to enable AVUG and Acquisition to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

(d) All actions, proceedings, instruments, and documents required by OncoVista to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of AVUG and Acquisition, and OncoVista shall have furnished AVUG and Acquisition such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

(e) At the Effective Time, there shall not be pending any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

(f) There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of AVUG, (i) makes this Agreement, the Merger, or any of the other transactions contemplated by this Agreement illegal, (ii) results in a delay in the ability of OncoVista, AVUG, or Acquisition to consummate the Merger or any of the other transactions contemplated by this Agreement beyond December 31, 2007, (iii) requires the divestiture by AVUG of a material portion of the business of either AVUG and Acquisition taken as a whole, or of OncoVista, (iv) imposes material limitations on the ability of AVUG effectively to exercise full rights of ownership of shares of the Surviving Corporation including the right to vote such shares on all matters properly presented to the stockholders of the Surviving Corporation, or (v) otherwise prohibits, restricts, or delays consummation of the Merger or any of the other transactions contemplated by this Agreement or impairs the contemplated benefits to AVUG or Acquisition of this Agreement, the Merger, or any of the other transactions contemplated by this Agreement.

(g) If required thereby, the OTC Bulletin Board shall, at or prior to the Effective Time, have approved the inclusion thereon of the AVUG Common Stock to be issued in the Merger.

(h) The parties to this Agreement shall have obtained at or prior to the Effective Time all unconditional written approval to this Agreement and to the execution, delivery, and performance of this Agreement by each of them of relevant governmental authorities having jurisdiction over AVUG, Acquisition, or OncoVista or the subject matter of this Agreement.

(i) The parties to this Agreement shall have obtained at or prior to the Effective Time all consents required for the consummation of the Merger and the other transactions contemplated by this Agreement from any unrelated third party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them is a party, or to which any of them or any of their respective businesses, properties, or assets are subject.

(j) There shall not have been any material adverse change in the condition (financial or otherwise), operations, business, assets, liabilities, earnings or prospects of OncoVista since the date hereof.

(k) AVUG and Acquisition shall conduct a due diligence review of OncoVista and shall be reasonably satisfied with the result of such review.

Section 7.02 Right of OncoVista to Abandon. OncoVista’s Board of Directors shall have the right to abandon or terminate the Merger if any of the following shall not be true or shall not have occurred, as the case may be, as of the specified date or dates:

(a) All representations and warranties of AVUG and Acquisition contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Effective Time as though such representations and warranties were then made in exactly the same language by AVUG and Acquisition and regardless of knowledge or lack thereof on the part of AVUG and Acquisition or changes beyond their control; as of the Effective Time, AVUG and Acquisition shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by them at or before the Effective Time by this Agreement; and OncoVista shall have received certificates executed by the chief executive officer and the chief financial officer of AVUG and the chief executive officer and the chief financial officer of Acquisition, dated the Effective Time, to that effect.

(b) OncoVista shall have received at the Effective Time, certificates executed by the chief executive officer and the chief financial officer of AVUG and the chief executive officer and the chief financial officer of Acquisition, dated as of such dates, to the effect that they have carefully examined the Periodic Reports, and any amendment or supplement thereto, and, to the best of their knowledge, (i) neither any Periodic Report, nor any amendment or supplement thereto (A) contains an untrue statement of a material fact or (B) omits to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, provided in each case that such untrue statement or omission relates to information furnished by or on behalf of, or pertaining to, AVUG, Acquisition, or any AVUG security holder, (ii) since the date of the filing of any Periodic Report, no event with respect to AVUG, Acquisition, or any AVUG security holder has occurred which should have been set forth in an amendment or a supplement to such Periodic Report which has not been set forth in such an amendment or supplement, and (iii) any contract, agreement, instrument, lease, or license regarding AVUG or Acquisition required to be filed as an exhibit to any Periodic Report has been filed as an exhibit to or has been incorporated as an exhibit by reference into such Periodic Report.

(c) AVUG and Acquisition shall have delivered to OncoVista at or prior to the Effective Time such other documents (including certificates of officers of AVUG or of Acquisition) as OncoVista may reasonably request in order to enable OncoVista to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

(d) All actions, proceedings, instruments, and documents required by AVUG or Acquisition to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of OncoVista, and AVUG or Acquisition shall have furnished such counsel such documents as OncoVista may have reasonably requested for the purpose of enabling them to pass upon such matters.

(e) At the Effective Time there shall not be pending any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

(f) There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of OncoVista, (i) makes this Agreement, the Merger, or any of the other transactions contemplated by this Agreement illegal, (ii) results in a delay in the ability of AVUG, Acquisition, or OncoVista to consummate the Merger or any of the other transactions contemplated by this Agreement beyond December 31, 2007, or (iii) otherwise prohibits, restricts, or delays consummation of the Merger or any of the other transactions contemplated by this Agreement or impairs the contemplated benefits to the stockholders of OncoVista of this Agreement, the Merger, or any of the other transactions contemplated by this Agreement.

(g) (i)  If required, the OTC Bulletin Board shall, at or prior to the Effective Time, have approved the inclusion of the AVUG Common Stock to be issued in the Merger.

(ii) The AVUG Common Stock shall be included for quotation on the OTC Bulletin Board.

(h) The parties to this Agreement shall have obtained at or prior to the Effective Time all unconditional written approval to this Agreement and to the execution, delivery, and performance of this Agreement by each of them of relevant governmental authorities having jurisdiction over AVUG, Acquisition, or OncoVista or the subject matter of this Agreement.

(i) At or prior to the Effective Time, if required, AVUG and Acquisition shall have made all filings, and taken all actions, necessary to comply with all applicable “blue-sky” laws with regard to the issuance of AVUG Common Stock as contemplated by this Agreement other than the filing of Form D up to 15 days following the Effective Time. Without limiting the generality of the foregoing, any prescribed periods within which a “blue sky” or securities law administrator may disallow AVUG’s or Acquisition’s notice of reliance on an exemption from such state’s requirements, shall have elapsed at or prior to the Effective Time.

(j) The parties to this Agreement shall have obtained at or prior to the Effective Time all consents required for the consummation of the Merger and the other transactions contemplated by this Agreement from any unrelated third party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them is a party, or to which any of them or any of their respective businesses, properties, or assets are subject.

(k) OncoVista shall conduct a due diligence review of AVUG and Acquisition and same shall be satisfactory in the reasonable opinion of OncoVista.

VIII. ADDITIONAL TERMS OF ABANDONMENT

Section 8.01 Mandatory Abandonment. The Merger shall be abandoned or terminated if:

(a) in the event that the meeting of stockholders of AVUG referred to in Section 3.01 is required, the holders of at least a majority of the shares of AVUG Common Stock outstanding and entitled to vote at such meeting of stockholders shall not have voted in favor of the adoption and approval of this Agreement, the Merger, and the other transactions contemplated hereby; or

(b) the holders of at least a majority of the shares of OncoVista Common Stock outstanding and entitled to vote at the meeting of stockholders of OncoVista referred to in Section 3.01 shall not have voted in favor of the adoption and approval of this Agreement, the Merger, and the other transactions contemplated hereby.

Section 8.02 Optional Abandonment. In addition to the provisions of Article VII, the Merger may be abandoned or terminated at or before the Effective Time notwithstanding adoption and approval of this Agreement, the Merger, and the other transactions contemplated hereby by the stockholders of the parties hereto:

(a) by mutual agreement of the Boards of Directors of AVUG, Acquisition, and OncoVista;

(b) at the option of AVUG’s and Acquisition’s Boards of Directors or OncoVista’s Board of Directors, if the Effective Time shall not have occurred on or before December 31, 2007;

(c) at the option of AVUG’s and Acquisition’s Boards of Directors, if facts exist which render impossible compliance with one or more of the conditions set forth in Section 7.01 and such are not waived by AVUG; and

(d) at the option of OncoVista’s Board of Directors, if facts exist which render impossible compliance with one or more of the conditions set forth in Section 7.02 and such are not waived by OncoVista.

Section 8.03 Effect of Abandonment. If the Merger is abandoned or terminated as provided for in Article VII or in this Article VIII, except for Sections 5.01(i), 5.02(e) and 5.02(n), and Article IX, this Agreement shall forthwith become wholly void and of no further force or effect without liability on the part of either party to this Agreement or on the part of any officer, director, controlling person (if any), employee, counsel, agent, or stockholder thereof; provided, however, that nothing in this Section 8.03 shall release AVUG, Acquisition, or OncoVista or any officer, director, controlling person (if any), employee, counsel, agent, or stockholder thereof from liability for a willful failure to carry out its respective obligations under this Agreement.

IX. MISCELLANEOUS

Section 9.01 Further Actions. At any time and from time to time, each party agrees, at its expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

Section 9.02 Availability of Equitable Remedies. Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, either before or after the Effective Time, in addition to any other right or remedy available to it, to an injunction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement, and, in either case, no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

Section 9.03 Survival; Knowledge. The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall not survive the Effective Time, except for those contained in or made pursuant to Sections 2.01, and Article IX. The statements contained in any document executed by AVUG or Acquisition relating hereto or delivered to OncoVista in connection with the transactions contemplated hereby or thereby, or in any statement, certificate, or other instrument delivered by or on behalf of AVUG or Acquisition pursuant hereto or thereto or delivered to OncoVista in connection with the transactions contemplated hereby or thereby shall be deemed representations and warranties, covenants and agreements, or conditions, as the case may be, of AVUG and Acquisition hereunder for all purposes of this Agreement (including all statements, certificates, or other instruments delivered pursuant hereto or thereto or delivered in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby or thereby). The statements contained in any document executed by OncoVista relating hereto or delivered to AVUG or Acquisition in connection with the transactions contemplated hereby or thereby, or in any statement, certificate, or other instrument delivered by or on behalf of OncoVista pursuant hereto or thereto or delivered to AVUG or Acquisition in connection with the transactions contemplated hereby or thereby shall be deemed representations and warranties, covenants and agreements, or conditions, as the case may be, of OncoVista hereunder for all purposes of this Agreement (including all statements, certificates, or other instruments delivered pursuant hereto or thereto or delivered in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby or thereby). For the purposes of this Agreement, where an entity represents and warrants a fact “to its knowledge” or “to the best of its knowledge” it shall have imputed to its knowledge only the actual conscious awareness of facts or other information, without investigation, of the executive officers and the chief financial officer of the entity and its subsidiaries. Where an individual represents and warrants a fact “to the best of the individual’s knowledge” the individual shall have imputed to that individual only the actual conscious awareness of facts or other information, without investigation, of that individual.

Section 9.04 Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof (except as provided in Section 9.03) and supersedes all existing agreements among them concerning such subject matter. This Agreement may be amended prior to the Effective Time (notwithstanding stockholder adoption and approval) by a written instrument executed by AVUG, Acquisition, and OncoVista with the approval of their respective Boards of Directors; provided, however, that no such amendment shall, without stockholder adoption and approval by an appropriate vote by stockholders of the Constituent Corporation whose stockholders have been adversely affected, change the number of shares of AVUG Common Stock which may be issued pursuant to this Agreement, or materially and adversely affect the rights of AVUG or OncoVista stockholders. No amendment to accelerate or postpone the Effective Time shall be deemed to change such number of shares or affect adversely the rights of the AVUG or OncoVista stockholders.

Section 9.05 Notices. All notices under this Agreement must be in writing and addressed, if to AVUG or Acquisition, to its corporate secretary, and if to OncoVista, to its chief executive officer. Any notice or other communication in connection with this Agreement shall be deemed to have been given (i) if personally delivered to a party, when so delivered, (ii) (A) if by certified mail, three business days after mailing or (B) if by Federal Express or other recognized next day carrier timely posted for next business day delivery, the next business day following such timely posting, to the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 9.05), or (iii) if by facsimile, once transmitted (provided that the appropriate answer back or telephonic confirmation is received), if to AVUG at 14785 Omicron Drive, Suite 104, San Antonio, Texas 78245 and if to OncoVista at 14785 Omicron Drive, Suite 104, San Antonio, Texas 78245. Either party may change the address or facsimile number to which notices or other communications hereunder are to be delivered by giving the other party notice in the manner set forth.

Section 9.06 Waiver. Any waiver by any party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and be authorized by a resolution of the Board of Directors or by an officer of the waiving party. No party shall have the right to waive compliance with Section 8.01, the second sentence of Section 9.04, or this sentence.

Section 9.07 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of AVUG, Acquisition, and OncoVista and their respective successors and assigns and shall inure to the benefit of each indemnitee hereunder and its successors and assigns (if not a natural person) and his assigns, heirs, and personal representatives (if a natural person).

Section 9.08 No Third-Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement except for the OncoVista stockholders with respect to Sections 2.01, and except as provided in Section 9.07.

Section 9.09 Severability.  If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances, provided, however, that the economic and legal substance of the transactions contemplated by this Agreement are not affected in any way materially adverse to any party hereto.

Section 9.10 Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

Section 9.11 Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflict of laws. Any action, suit, or proceeding arising out of, based on, or in connection with this Agreement, any document relating hereto or delivered in connection with the transactions contemplated hereby, any statement, certificate, or other instrument delivered by or on behalf of, or delivered to, any party hereto or thereto in connection with the transactions contemplated hereby or thereby, any breach of this Agreement or such other document, the Merger, or the other transactions contemplated hereby or thereby may be brought only in the state courts of the State of Delaware located in Kent County, or in the United States District Court for the District of Delaware, and each party covenants and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that it is not subject personally to the jurisdiction of such court if it has been duly served with process, that its property is exempt or immune from attachment or execution, that the action, suit, or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

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IN WITNESS WHEREOF, this Agreement has been executed by duly authorized officers of each of the parties hereto as of the date first above written.

AVIATION UPGRADE TECHNOLOGIES, INC.

By	/s/ Alexander L. Weis
Name: Alexander L. Weis, Ph.D.
Title: Chief Executive Officer

ONCOVISTA ACQUISITION CORP.

By	/s/ Alexander L. Weis
Name: Alexander L. Weis, Ph.D.
Title: Chief Executive Officer

ONCOVISTA, INC.

By	/s/ Alexander L. Weis
Name: Alexander L. Weis, Ph.D.
Title: Chief Executive Officer